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                                                                    EXHIBIT 99.3

                       INSTRUCTIONS TO REGISTERED HOLDER AND/OR
            BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                          OF
                            CLARK-SCHWEBEL HOLDINGS, INC.
                          121/2% Senior Debentures due 2007

    To Registered Holder and/or Participant of the Book-Entry Transfer
Facility:

    The undersigned hereby acknowledges receipt of the Prospectus, dated November 25, 1997 (the "Prospectus") of Clark-Schwebel Holdings, Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

    This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the 12 1/2% Series A Senior Debentures due 2007 (the "Old Debentures") held by you for the account of the undersigned.

    The aggregate face amount of the Old Debentures held by you for the account of the undersigned is (fill in amount):

    $          of the 12 1/2% Series A Senior Debentures due 2007

    With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

    / / TO TENDER the following Old Debentures held by you for the account of the undersigned (insert principal amount of Debentures to be tendered, if any): $

    / / NOT TO TENDER any Old Debentures held by you for the account of the undersigned.

    If the undersigned instruct you to tender the Old Debentures held by you for the account of the undersigned, it is understood that you are authorized
(a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state of (fill in state)
           , (ii) the undersigned is acquiring the New Debentures in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate in the distribution of the New Debentures,
(iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the New Debentures must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the New Debentures acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer--Resale of the New Debentures," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of the Company; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and
(c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Debentures.

________________________________________________________________________________

                                      SIGN HERE
Name of Beneficial Owner(s):  __________________________________________________

Signature(s):  _________________________________________________________________
Name (please print):  __________________________________________________________
Address:  ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
Telephone Number:  _____________________________________________________________
Taxpayer Identification or Social Security Number:  ____________________________
Date:  _________________________________________________________________________

________________________________________________________________________________